QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

        In connection with the Annual Report of The Bon-Ton Stores, Inc. on Form 10-K for the period ended February 2, 2013, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that:

  1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

DATE: April 17, 2013	By:	/s/ BRENDAN L. HOFFMAN Brendan L. Hoffman President and Chief Executive Officer and Director
	By:	/s/ KEITH E. PLOWMAN Keith E. Plowman Executive Vice President, Chief Financial Officer and Principal Accounting Officer

        A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32
CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934